UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11455 El Camino Real, Suite 310 San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On November 6, 2014, the shareholders of Adamis Pharmaceuticals Corporation (the “Company”) approved an amendment to the Company’s 2009 Equity Incentive Plan (the “Plan”) to (i) increase by 1,000,000 shares the number of shares authorized for issuance thereunder, (ii) increase the number of shares that may be covered by awards made to an employee during a calendar year, for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and (iii) amend the Plan provisions relating to automatic option awards to non-employee directors to increase the number of shares covered by the initial option award to a non-employee director upon joining the Board of Directors from 2,942 to 50,000 shares and the number of shares covered by each succeeding annual option award to a non-employee director from 1,471 shares to 20,000 shares. Effective November 7, 2014, each non-employee director of the Company, Richard C. Williams, Robert B. Rothermel, and William C. Denby, III, received a stock option under the Plan to purchase 20,000 shares of common stock. The exercise price for each such option is $4.14 per share, which was the fair market value of the common stock on the date of grant. Each option vests and becomes exercisable over a period of twelve months from the grant date, at a rate of 1/12 of the option shares each month. Each option is otherwise subject to the provisions of the Plan.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Information set forth under Item 1.01 above with respect to the awards of options under the Plan is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2014, the Board of Directors of the Company approved a change in the Company's fiscal year end from March 31 to December 31. In accordance with certain rules promulgated under the Securities Exchange Act of 1934, as amended, the Company will file a Transition Report on Form 10-K for the nine-month period ended December 31, 2014 with the Securities and Exchange Commission within the time period prescribed by such rules. Subsequent to the filing of the Transition Report on Form 10-K, the Company’s annual reports on Form 10-K will cover the calendar year January 1 to December 31.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on November 6, 2014, at the Company’s headquarters at 11682 El Camino Real, Suite 300, San Diego, California 92130 at 10:00 a.m. local time. The following proposals were submitted to and approved by the stockholders at the meeting:

1.	Election of the five nominees to the board of directors:

	Votes For	Votes Withheld	Votes Abstaining	Broker Non-Votes
Dennis J. Carlo, Ph.D.	2,129,851	102,693		4,338,262
Richard C. Williams	2,171,159	61,385		4,338,262
Robert B. Rothermel	2,167,359	65,185		4,338,262
David J. Marguglio	2,121,728	110,816		4,338,262
William C. Denby, III	2,171,209	61,335		4,338,262

2.             Approval of amendments to the Company’s 2009 Equity Incentive Plan (the “Plan”) to increase by 1,000,000 shares the number of shares authorized for issuance thereunder, and to make certain other changes to the Plan as described in the definitive proxy statement relating to the annual meeting:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
1,944,319	283,163	5,062	4,338,262

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3.              Approval, on a nonbinding advisory basis, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
1,963,897	263,834	4,813	4,338,262

4.              Ratification of the selection of Mayer Hoffman McCann PC as independent registered public accounting firm for the year ending March 31, 2015:

Votes For	Votes Against	Votes Abstaining
6,087,539	33,438	449,829

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: November 12, 2014	By:	/s/ Robert O. Hopkins
Name: Robert O. Hopkins Title: Chief Financial Officer

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